Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-07241, 333-28449, 333-74461, 333-105882 and 333-125605 on Form S-8 of our reports dated March 1, 2010, relating to the consolidated financial statements of General Growth Properties, Inc. (Debtor-in-Possession) and subsidiaries (the “Company”) (which report expresses an unqualified opinion on those consolidated financial statements and includes explanatory paragraphs regarding the Company’s bankruptcy proceedings, the Company’s ability to continue as a going concern, and the Company’s change in methods of accounting for noncontrolling interests and convertible debt instruments), the consolidated financial statement schedule of the Company, and the effectiveness of Company’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of General Growth Properties, Inc. for the year ended December 31, 2009.

/s/ Deloitte & Touche LLP

Chicago, Illinois

March 1, 2010